Exhibit 99.1

CONTACT:

Michelle Calcagni

Senior Director, Corporate Communications

office: 847.720.1652

e-mail: michelle.calcagni@usfoods.com

US FOODS ANNOUNCES PLANS TO SEEK TO REFINANCE EXISTING TERM LOANS

Rosemont, III., May 17, 2013 – US Foods today announced plans to seek to refinance all of its existing term loans with a new term loan.

The Company expects that the new term loan will have lower interest rate margins than the existing term loans, and a longer maturity of March 31, 2019. The Company expects that other terms applicable to the new term loan will be similar to those applicable to the existing term loans.

About US Foods

With approximately $22 billion in annual revenue, US Foods is the 10th largest privately held company in America. As one of America’s great food companies and leading distributors, US Foods is Keeping Kitchens Cooking and making life easier for more than 200,000 customers, including independent and multi-unit restaurants, healthcare and hospitality entities, government and educational institutions. The company offers more than 350,000 products, including high-quality, exclusive brands such as the innovative Chef’s Line, a time-saving, chef-inspired line of scratch-quality products, and Rykoff Sexton, a premium line of specialty ingredients sourced from around the world. The company proudly employs approximately 25,000 people in more than 60 locations nationwide. US Foods is headquartered in Rosemont, Ill., and jointly owned by funds managed by Clayton, Dubilier & Rice Inc. and Kohlberg Kravis Roberts & Co. Discover more at www.usfoods.com.

Forward-Looking Statements

In this announcement, the Company’s use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and the Company’s actual results may differ materially due to a variety of important factors. Among other items, such factors might include: the Company’s ability to remain profitable during times of cost inflation, commodity volatility, and other factors; competition in the industry and the Company’s ability to compete successfully; the Company’s reliance on third-party suppliers, including the impact of any interruption of supplies or increases in product costs; shortages of fuel and increases or volatility in fuel costs; any declines in the consumption of food prepared away from home, including as a result of changes in the economy or other factors affecting consumer confidence; costs and risks associated with labor relations and the availability of qualified labor; any change in the Company’s relationships with GPOs; the Company’s ability to increase sales to independent customers; changes in industry pricing practices; changes in cost structure of competitors; costs and risks associated with government laws and regulations, including environmental, health, and safety, food safety, transportation, labor and employment, laws and regulations, and changes in existing laws or regulations; technology disruptions and the Company’s ability to implement new technologies; product liability claims relating to products that the Company distributes; the Company’s ability to maintain a good reputation; costs and risks associated with litigation; the Company’s ability to manage future expenses and liabilities with respect to the Company’s retirement benefits; the Company’s ability to successfully integrate future acquisitions; the Company’s ability to achieve the benefits that the Company expects to achieve from the Company’s cost savings programs; risks relating to the Company’s indebtedness, including the Company’s substantial amount of debt, the Company’s ability to incur substantially more debt, and increases in interest rates. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Registration Statements on Form S-4.

All forward-looking statements speak only as of the date they were made. The Company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of such statements.

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